Exhibit 10.5

EXECUTION VERSION

SECURITY AGREEMENT

This Security Agreement (this “Agreement”) is dated as of November 3, 2010, by and among Fifth Third Processing Solutions, LLC, a Delaware limited liability company (the “Borrower”) and the other parties who have executed this Security Agreement (the Borrower, such other parties  and any other parties who execute and deliver to the Collateral Agent an agreement substantially in the form attached hereto as Schedule F, being hereinafter referred to collectively as the “Debtors” and individually as a “Debtor”), each with its mailing address as set forth in Section 14(b) below, and Goldman Sachs Lending Partners LLC (“GS Lending Partners”), with its mailing address as set forth in Section 14(b) below, acting as collateral agent hereunder for the Secured Parties hereinafter identified and defined (GS Lending Partners acting as such collateral agent and any successor or successors to GS Lending Partners acting in such capacity being hereinafter referred to as the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.                 Reference is made to the First Lien Loan Agreement, dated as of November 3, 2010 (as amended, restated, amended and restated, supplemented, modified, replaced or refinanced from time to time, the “First Lien Loan Agreement”), among the Borrower, GS Lending Partners, as Administrative Agent (the “Administrative Agent”), Fifth Third Bank as L/C Issuer (“L/C Issuer”), the Lenders party thereto and the other banks and financial institutions from time to time party thereto, pursuant to which the Administrative Agent, L/C Issuer and the other banks and financial institutions from time to time party thereto have agreed to provide financial accommodations to the Borrower (GS Lending Partners, in its individual capacity and such other banks, financial institutions and lenders being hereinafter referred to collectively as the “Lenders” and individually as a “Lender”).

B.                   In addition, one or more of the Debtors may from time to time be liable to the Lenders and/or their Affiliates with respect to Hedging Liability and/or Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations (as such terms are defined in the First Lien Loan Agreement)  (the Collateral Agent, the L/C Issuer and the Lenders, together with any Affiliates of the Lenders with respect to the Hedging Liability and Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, as such terms are defined in the First Lien Loan Agreement, are referred to collectively as the “Secured Parties” and individually as a “Secured Party”).

C.                   As a condition to the closing of the transactions contemplated by the First Lien Loan Agreement, the Secured Parties have required, among other things, that each Debtor enter into this Agreement and grant to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in the personal property and fixtures of such Debtor described herein subject to the terms and conditions hereof.

NOW, THEREFORE, for good and valuable consideration, receipt whereof is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.                    Terms defined in First Lien Loan Agreement.  Except as otherwise provided in Section 2 below, all capitalized terms used herein without definition shall have the same meanings herein as such terms have in the First Lien Loan Agreement.  The term “Debtor” and “Debtors” as used herein shall mean and include the Debtors collectively and also each individually, with all representations, warranties, and covenants of and by the Debtors, or any of them, herein contained to constitute joint and several representations, warranties, and covenants of and by the Debtors; provided, however, that unless the context in which the same is used shall otherwise require, any grant, representation, warranty or covenant contained herein related to the Collateral shall be made by each Debtor only with respect to the Collateral owned by it or represented by such Debtor as owned by it.

Section 2.                    Grant of Security Interest in the Collateral.  As collateral security for the Secured Obligations defined below, each Debtor hereby grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in, and right of set-off against, and acknowledges and agrees that the Collateral Agent has and shall continue to have until the Termination Date (as hereinafter defined) for the benefit of the Secured Parties a continuing lien on and security interest in, and right of set-off against, all right, title, and interest of such Debtor, whether now owned or existing or hereafter created, acquired or arising, in and to all of the following:

(a)                   Accounts;

(b)                  Chattel Paper;

(c)                   Instruments (including Promissory Notes);

(d)                  Documents;

(e)                   General Intangibles (including Payment Intangibles and Software, patents, trademarks, copyrights, and all other intellectual property rights, including all applications, registrations, and licenses therefor, and all goodwill of the business connected therewith or represented thereby);

(f)                     Letter-of-Credit Rights;

(g)                  Supporting Obligations;

(h)                  Deposit Accounts;

(i)                      Investment Property (including certificated and uncertificated Securities, Securities Accounts, Security Entitlements, Commodity Accounts, and Commodity Contracts);

(j)                      Inventory;

(k)                   Equipment (including all software, whether or not the same constitutes embedded software, used in the operation thereof);

(l)                      Fixtures;

(m)                Commercial Tort Claims (as described on Schedule E hereto or on one or more supplements to this Agreement);

(n)                  Rights to merchandise and other Goods (including rights to returned or repossessed Goods and rights of stoppage in transit) which are represented by, arise from, or relate to any of the foregoing;

(o)                  Monies, personal property, and interests in personal property of such Debtor of any kind or description now held by any Secured Party or at any time hereafter transferred or delivered to, or coming into the possession, custody or control of, any Secured Party, or any agent or affiliate of any Secured Party, whether expressly as collateral security or for any other purpose (whether for safekeeping, custody, collection or otherwise), and all dividends and distributions on or other rights in connection with any such property;

(p)                  Supporting evidence and documents relating to any of the above-described property, including, without limitation, computer programs, disks, tapes and related electronic data processing media, and all rights of such Debtor to retrieve the same from third parties, written applications, credit information, account cards, payment records, correspondence, delivery and installation certificates, invoice copies, delivery receipts, notes and other evidences of indebtedness, insurance certificates and the like, together with all books of account, ledgers, and cabinets in which the same are reflected or maintained;

(q)                  Accessions and additions to, and substitutions and replacements of, any and all of the foregoing; and

(r)                     Proceeds and products of the foregoing, and all insurance of the foregoing and proceeds thereof;

all of the foregoing being herein sometimes referred to as the “Collateral”.  Notwithstanding the foregoing, the security interest shall not extend to, and the term “Collateral” (and any component definition thereof) shall not include, any Excluded Property.  All terms which are used in this Agreement which are defined in the Uniform Commercial Code of the State of New York as in effect from time to time (“UCC”) shall have the same meanings herein as such terms are defined in the UCC, unless this Agreement shall otherwise specifically provide.  For purposes of this Agreement, the term “Receivables” means all rights to the payment of a monetary obligation, whether or not earned by performance, and whether evidenced by an Account, Chattel Paper, Instrument, General Intangible, or otherwise.

Section 3.                    Secured Obligations.  This Agreement is made and given to secure, and shall secure, the prompt payment and performance of (a) any and all indebtedness, obligations, and liabilities of the Debtors, and of any of them individually, to the Secured Parties, and to any of them individually, under or in connection with or evidenced by the First Lien Loan Agreement or any other Loan Documents, including, without limitation, all obligations evidenced by the Notes (if any) of the Borrower heretofore or hereafter issued under the First Lien Loan Agreement, and all obligations of the Debtors, and of any of them individually, with respect to any Hedging Liability, all obligations of the Debtors, and of any of them individually, with respect to any Funds Transfer Liability, Deposit Account Liability and Data Processing Obligations, and all obligations of the Debtors, and of any of them individually, arising under any guaranty issued by it relating to the foregoing or any part thereof, in each case whether now existing or hereafter arising (and whether arising before or after the filing of a petition in bankruptcy and including all interest accrued after the petition date), due or to become due, direct or indirect, absolute or contingent, and howsoever evidenced, held or acquired and (b) any and all reasonable and documented out-of-pocket expenses and charges, including, without limitation, all reasonable attorney’s fees and other expenses of litigation or preparation therefor (but under no circumstances shall the Debtors be obligated to pay for more than one firm of outside counsel, and no Debtor shall be obligated to pay for any in-house counsel except, if reasonably necessary, one local counsel and one regulatory counsel in any relevant material jurisdiction, to the Collateral Agent, or the Collateral Agent and the Secured Parties, taken as a whole, as the case may be, and, solely in the case of a conflict of interest, one additional counsel to the affected persons similarly situated, taken as a whole) suffered or incurred by the Secured Parties, and any of them individually, in collecting or enforcing any of such indebtedness, obligations, and liabilities or in realizing on or protecting or preserving any security therefor, including, without limitation, the lien and security interest granted hereby (all of the indebtedness, obligations, liabilities, expenses, and charges described above being hereinafter referred to as the “Secured Obligations”).

Section 4.                    Covenants, Agreements, Representations and Warranties.  (a)  Each Debtor hereby represents and warrants to the Secured Parties that:

(i)                      Each Debtor is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization.  Each Debtor is the sole and lawful owner of its Collateral, and has full right, power, and authority to enter into this Agreement and to perform each and all of the matters and things herein provided for.  The execution and delivery of this Agreement, and the observance and performance of each of the matters and things herein set forth, will not (i) violate any provision of law or any judgment, injunction, order or decree binding upon such Debtor, (ii) contravene or constitute a default under any provision of the organizational documents (e.g., charter, articles of incorporation or by-laws, articles of association or operating agreement, partnership agreement or other similar document) of such Debtor, (iii) contravene or constitute a default under any covenant, indenture or agreement of or affecting such Debtor or any of its Property, in each case, where such contravention or default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (iv) result in the creation or imposition of any Lien on any Property of such Debtor other than the Liens granted to the Collateral Agent pursuant to this Agreement and Permitted Liens, except with respect to clauses (i), (iii) and (iv), to the extent, individually or in the aggregate, that such violation, contravention, breach, conflict, default or creation or imposition of any Lien could not reasonably be expected to result in a Material Adverse Effect.

(ii)                   As of the Closing Date, each Debtor’s respective chief executive office is at the location listed under Column 2 on Schedule A attached hereto opposite such Debtor’s name.

(iii)                As of the Closing Date, each Debtor’s legal name, jurisdiction of organization and organizational number (if any) are correctly set forth under Column 1 on Schedule A of this Agreement.  As of the Closing Date, no Debtor has transacted business at any time during the immediately preceding five-year period, and does not currently transact business, under any other legal names other than the prior legal names set forth on Schedule B attached hereto.

(iv)               Schedule C attached hereto contains a true, complete, and current listing of all patents, trademarks, copyrights, and other intellectual property rights owned by each of the Debtors as of the date hereof that are registered or the subject of a pending application with any United States federal governmental authority.  Each Debtor owns or possesses rights to use all patents, trademarks, trade names, copyrights, rights with respect to the foregoing, trade secrets, know-how, and other intellectual property rights which are necessary to the present conduct of its business, in each case, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.  To the knowledge of the Debtors, no event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, except to the extent that such revocation or termination could not reasonably be expected to result in a Material Adverse Effect, and, to the knowledge of the Debtors, and except as set forth on Schedule H attached hereto, the Debtors are not liable to any person for infringement, misappropriation or violation under applicable law with respect to any such rights as a result of its business operations, except to the extent that such liability could not reasonably be expect to result in a Material Adverse Effect.

(v)                  Schedule E attached hereto contains a true, complete and current listing of all Commercial Tort Claims held by the Debtors as of the date hereof, each described by referring to a specific incident giving rise to the claim.

(b)              Each Debtor hereby covenants and agrees with the Secured Parties that:

(i)                      Each Debtor shall provide the Collateral Agent prompt written notice of a change of the location of such Debtor’s chief executive office; provided that each Debtor shall at all times maintain its chief executive office in the United States of America.

(ii)                   The applicable Debtor shall provide the  Collateral Agent with fifteen (15) days (or such shorter period as to which Collateral Agent may agree) prior written notice of any change to any Debtor’s jurisdiction of organization.  Upon any change to the legal name of any Debtor the applicable Debtor shall provide written notice thereof to the Collateral Agent within fifteen (15) days (or such longer period as to which Collateral Agent may agree) after the occurrence thereof.

(iii)                Each Debtor shall take all commercially reasonably actions necessary to defend the Collateral against any claims and demands of all persons at any time claiming the same or any interest in the Collateral other than a Permitted Lien adverse to any of the Secured Parties.

(iv)               Each Debtor will perform in all material respects its obligations under any contract or other agreement constituting part of the Collateral, it being understood and agreed that the Secured Parties have no responsibility to perform such obligations, except to the extent that any nonperformance could not be reasonably expected to result in a Material Adverse Effect.

(v)                  Each Debtor will insure its Collateral with financially sound and reputable insurance companies insuring against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business of the Borrower and containing loss payable clauses to the Collateral Agent as its interests may appear (and, if the Collateral Agent requests, naming the Collateral Agent as an additional insured therein).  Each Debtor shall furnish to the Collateral Agent upon its reasonable request (but not more than twice per fiscal year in the absence of an Event of Default) reasonably detailed information as to the insurance so carried.  All premiums on such insurance shall be paid by the Debtors.  All insurance required hereby, to the extent available on commercially reasonable terms, shall provide that any loss shall be payable notwithstanding any act or negligence of the relevant Debtor, shall provide that no cancellation thereof shall be effective until at least thirty (30) days (or, in the case of non-payment, ten (10) days) after receipt by the relevant Debtor and the Collateral Agent of written notice thereof, and shall be reasonably satisfactory to the Collateral Agent in all other respects.  Each Debtor hereby authorizes the Collateral Agent, at the Collateral Agent’s option, to adjust, compromise, and settle any losses in respect of any Collateral under any insurance afforded at any time after the occurrence and during the continuation of any Event of Default, and such Debtor does hereby irrevocably (until the Termination Date) constitute the Collateral Agent, its officers, agents, and attorneys, as such Debtor’s attorneys-in-fact, with full power and authority after the occurrence and during the continuation of any Event of Default to effect such adjustment, compromise, and/or settlement and to endorse any drafts drawn by an insurer of the Collateral or any part thereof and to do everything necessary to carry out such purposes and to receive and receipt for any unearned premiums due under policies of such insurance.  Notwithstanding the foregoing, unless the Collateral Agent elects to adjust, compromise or settle losses as aforesaid, any adjustment, compromise, and/or settlement of any losses under any insurance shall be made by the relevant Debtor subject to the final approval by the Collateral Agent in the case of losses exceeding $5,000,000.00.  All insurance proceeds shall be subject to the lien and security interest of the Collateral Agent hereunder.

(vi)               At any time after and during the continuance of any Event of Default, if any Collateral is in the possession or control of any agents or processors of a Debtor and the Collateral Agent so requests, such Debtor agrees to notify such agents or processors in writing of the Collateral Agent’s lien and security interest therein and instruct them to hold all such Collateral for the Collateral Agent’s account and subject to the Collateral Agent’s instructions.

(vii)            At any time after and during the continuation of any Event of Default, each Debtor agrees from time to time to deliver to the Collateral Agent such evidence of the existence, identity, and location of its Collateral and of its availability as collateral security pursuant hereto (including, without limitation, schedules describing all Receivables created or acquired by such Debtor, copies of customer invoices or the equivalent and original receipts for all services rendered by it), in each case as the Collateral Agent may reasonably request.  At any time after and during the continuation of any Event of Default, the Collateral Agent shall have the right to verify all or any part of the Collateral in any manner, and through any medium, which the Collateral Agent considers appropriate and reasonable, and each Debtor agrees to furnish all reasonable assistance and information, and perform any reasonable acts, which the Collateral Agent may reasonably require in connection therewith.

(viii)         Upon any new registration, or application for registration, for any intellectual property rights constituting Collateral granted to or filed or acquired by any Debtor after the Closing Date, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such grant, filing or acquisition and (ii) the date of the next required delivery of the certificate required by Section 6.1(e) of the First Lien Loan Agreement (the “Compliance Certificate”) following the date of such grant, filing or acquisition (or such longer period as to which the Collateral Agent may consent), submit to the Collateral Agent a supplement to Schedule C to reflect such additional rights (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein).

(ix)                 If any Debtor shall at any time hold or acquire a Commercial Tort Claim in excess of $5,000,000.00 individually, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), execute and deliver to the Collateral Agent an agreement in the form attached hereto as Schedule G, or in such other form reasonably acceptable to the Collateral Agent (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein).

(x)                    Each Debtor agrees to execute and deliver to the Collateral Agent such further agreements, assignments, instruments, and documents, and to do all such other things, as the Collateral Agent may reasonably deem necessary to assure the Collateral Agent of its lien and security interest hereunder, including, without limitation, such agreements with respect to patents, trademarks, copyrights, and similar intellectual property rights as the Collateral Agent may from time to time reasonably require to comply with the filing requirements of the United States Patent and Trademark Office and the United States Copyright Office; provided that (x) the Collateral Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which the cost of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) outweighs the benefit to the Secured Parties of the security afforded thereby as reasonably determined by the Borrower and the Collateral Agent and (y) no control agreements shall be required.  The Collateral Agent may order lien searches from time to time against any Debtor and the Collateral, and the Debtors shall promptly reimburse the Collateral Agent for all reasonable costs and expenses incurred in connection with such lien searches (which, in the absence of an Event of Default, shall not be ordered more than once per year).  In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral or any part thereof, or to any of the Secured Obligations, each Debtor agrees to execute and deliver all such agreements, assignments, instruments, and documents and to do all such other things as the Collateral Agent deems necessary or appropriate to preserve, protect, and enforce the security interest of the Collateral Agent under the law of such other jurisdiction; provided that in no event shall any foreign law security or pledge agreements be required.  Each Debtor agrees to mark its books and records to reflect the lien and security interest of the Collateral Agent in the Collateral.

(xi)                 If an Event of Default has occurred and is continuing, the Collateral Agent may, at its option, but only following five (5) Business Days’ written notice to each Debtor of its intent to do so, expend such sums as the Collateral Agent reasonably deems advisable to perform the obligations of the Debtors with respect to the Collateral under this Agreement and the other Loan Documents to the extent that any Debtor fails to do so, including, without limitation, the payment of any insurance premiums, the payment of any taxes, Liens and encumbrances that do not constitute Permitted Liens, expenditures made in defending against any adverse claims that do not constitute Permitted Liens, and all other expenditures which the Collateral Agent may be compelled to make by operation of law or which the Collateral Agent may make by agreement or otherwise for the protection of the security hereof that do not constitute Permitted Liens.  All such sums and amounts so expended shall be repayable by the Debtors within thirty (30) days after demand, shall constitute additional Secured Obligations secured hereunder, and shall bear interest from the date said amounts are expended at a rate per annum (computed on the basis of a year of 360 days for the actual number of days elapsed) equal to 2% plus the Base Rate from time to time in effect plus the Applicable Margin for Base Rate Loans (such rate per annum as so determined being hereinafter referred to as the “Default Rate”).  No such performance of any obligation by the Collateral Agent on behalf of a Debtor, and no such advancement or expenditure therefor, shall relieve any Debtor of any default under the terms of this Agreement or in any way obligate any Secured Party to take any further or future action with respect thereto.  The Collateral Agent, in making any payment hereby authorized, may do so according to any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien or title or claim.  The Collateral Agent, in performing any act hereunder, shall be the sole judge of whether the relevant Debtor is required to perform the same under the terms of this Agreement.

Section 5.                    Special Provisions Re: Receivables.  (a)                                             Upon the occurrence and during the continuance of an Event of Default, if any Receivable arises out of a contract with the United States of America, or any state or political subdivision thereof, or any department, agency or instrumentality of any of the foregoing, each Debtor agrees to promptly so notify the Collateral Agent and, at the request of the Collateral Agent or the Secured Parties, execute whatever instruments and documents are required by the Collateral Agent in order that such Receivable shall be assigned to the Collateral Agent and that proper notice of such assignment shall be given under the federal Assignment of Claims Act (or any successor statute) or any similar state or local statute, as the case may be.

(b)              If any Debtor shall at any time after the Closing Date hold or acquire any Instrument or Chattel Paper evidencing any Receivable or other item of Collateral, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), cause such Instrument or tangible Chattel Paper to be pledged and delivered to the Collateral Agent; provided, however, that, unless an Event of Default has occurred and is continuing, a Debtor shall not be required to deliver any such Instrument or tangible Chattel Paper if and only so long as the aggregate unpaid principal balance of all such Instruments and tangible Chattel Paper held by the Debtors and not delivered to the Collateral Agent hereunder is less than $5,000,000.00 at any one time outstanding.

Section 6.                    Collection of Receivables.  (a) Except as otherwise provided in this Agreement, each Debtor shall make collection of its Receivables and may use the same to carry on its business in accordance with customary business practice and otherwise subject to the terms hereof.

(b)              Upon the occurrence and during the continuance of any Event of Default, whether or not the Collateral Agent has exercised any of its other rights under other provisions of this Section 6, in the event the Collateral Agent makes a written request for any Debtor to do so:

(i)                      all Instruments and tangible Chattel Paper at any time constituting part of the Receivables (including any postdated checks) shall, upon receipt by such Debtor, be promptly endorsed to and deposited with Collateral Agent; and/or

(ii)                   such Debtor shall instruct all customers and account debtors to remit all payments in respect of Receivables or any other Collateral to a lockbox or lockboxes under the sole custody and control of the Collateral Agent and which are maintained at one or more post offices selected by the Collateral Agent.

(c)               Upon the occurrence and during the continuation of any Event of Default, whether or not the Collateral Agent has exercised any of its other rights under the other provisions of this Section 6, the Collateral Agent or its designee may notify the relevant Debtor’s customers and account debtors at any time that Receivables have been assigned to the Collateral Agent or of the Collateral Agent’s security interest therein, and either in its own name, or such Debtor’s name, or both, demand, collect (including, without limitation, through a lockbox analogous to that described in Section 6(b)(ii) hereof), receive, receipt for, sue for, compound and give acquittance for any or all amounts due or to become due on Receivables, and in the Collateral Agent’s reasonable discretion file any claim or take any other action or proceeding which the Collateral Agent may reasonably deem necessary to protect and realize upon the security interest of the Collateral Agent in the Receivables or any other Collateral.

(d)              Any proceeds of Receivables or other Collateral transmitted to or otherwise received by the Collateral Agent pursuant to any of the provisions of Sections 6(b) or 6(c) hereof may be handled and administered by the Collateral Agent in and through a remittance account or accounts maintained at the Collateral Agent or by the Collateral Agent at a commercial bank or banks selected by the Collateral Agent with reasonable care (collectively the “Depositary Banks” and individually a “Depositary Bank”), and each Debtor acknowledges that the maintenance of such remittance accounts by the Collateral Agent is solely for the Collateral Agent’s convenience.  The Collateral Agent may, after the occurrence and during the continuation of any Event of Default, apply all or any part of any proceeds of Receivables or other Collateral received by it from any source to the payment of the Secured Obligations (whether or not then due and payable), such applications to be made pursuant to the terms of the First Lien Loan Agreement, and at such intervals as the Collateral Agent may from time to time in its discretion determine.  The Collateral Agent need not apply or give credit for any item included in proceeds of Receivables or other Collateral until the Depositary Bank has received final payment therefor at its office in cash or final solvent credits current at the site of deposit reasonably acceptable to the Collateral Agent and the Depositary Bank as such.  However, if the Collateral Agent does permit credit to be given for any item prior to a Depositary Bank receiving final payment therefor and such Depositary Bank fails to receive such final payment or an item is charged back to the Collateral Agent or any Depositary Bank for any reason, the Collateral Agent may at its election in either instance charge the amount of such item back against any such remittance accounts.  After all Events of Default have been cured or waived, the Collateral Agent shall promptly return to the applicable Debtor all proceeds of Collateral which the Collateral Agent has not applied to the Secured Obligations as provided above from the remittance account, as well as all Instruments and tangible Chattel Paper delivered to the Collateral Agent pursuant to Section 6(b)(i) hereof.  Each Debtor hereby indemnifies the Secured Parties from and against all liabilities, damages, losses, actions, claims, judgments, and all reasonable costs, expenses, charges, and attorneys’ fees (but limited, in the case of attorney’s fees, to one firm of outside counsel, and, if reasonably necessary, one local counsel and one regulatory counsel in any relevant material jurisdiction, to the Collateral Agent, or the Collateral Agent and the Secured Parties, taken as a whole, as the case may be, and, solely in the case of a conflict of interest, one additional counsel to the affected persons similarly situated, taken as a whole) suffered or incurred by any Secured Party because of the maintenance of the foregoing arrangements; provided, however, that no Debtor shall be required to indemnify any Secured Party for any of the foregoing to the extent they (i) arise from the gross negligence, willful misconduct or bad faith of, or a material breach of this Agreement by, the person seeking to be indemnified to the extent determined by a court of competent jurisdiction in a final and non-appealable judgment or (ii) arise out of any dispute solely among Secured Parties (other than in connection with the

Collateral Agent acting in its capacity as Collateral Agent, solely to the extent such indemnification would not be denied pursuant to clause (i)) that a court of competent jurisdiction has determined in a final and non-appealable decision did not arise out of any act or omission of any Debtor.  Notwithstanding the foregoing, each Secured Party shall be obligated to refund and return any and all amounts paid by any Debtor to such Secured Party for fees, expenses or damages to the extent such Secured Party is not entitled to payment of such amounts in accordance with the terms hereof.  The Secured Parties shall have no liability or responsibility to any Debtor for the Collateral Agent or any Depositary Bank accepting any check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement whatsoever or be responsible for determining the correctness of any remittance.

Section 8.                    Special Provisions Re:  Investment Property and Deposits.  (a) Unless and until an Event of Default has occurred and is continuing and the Collateral Agent shall have given the Debtors at least three (3) Business Days’ notice of its intent to exercise its rights under this Agreement:

(i)                           each Debtor shall be entitled to exercise all voting and/or consensual powers pertaining to its Investment Property, or any part thereof, for all purposes not inconsistent with the terms of this Agreement, the First Lien Loan Agreement or any other document evidencing or otherwise relating to any Secured Obligations; and

(ii)                        each Debtor shall be entitled to receive and retain all cash dividends paid upon or in respect of its Investment Property subject to the lien and security interest of this Agreement.

(b)                        All Investment Property (including all securities, certificated or uncertificated, securities accounts, and commodity accounts) of the Debtors as of the Closing Date that constitutes Collateral is listed and identified on Schedule D attached hereto and made a part hereof.  If any Debtor shall at any time after the Closing Date hold or acquire any other Investment Property constituting Collateral, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), submit to the Collateral Agent a supplement to Schedule D to reflect such additional rights (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein) and deliver to the Collateral Agent certificates for all certificated securities constituting Investment Property and part of the Collateral hereunder, all duly endorsed in blank for transfer or accompanied by an appropriate assignment or assignments or an appropriate undated stock power or powers, in every case sufficient to transfer title thereto, including, without limitation, all stock received in respect of a stock dividend or resulting from a split-up, revision or reclassification of the Investment Property or any part thereof or received in addition to, in substitution of or in exchange for the Investment Property or any part thereof as a result of a merger, consolidation or otherwise.  With respect to any uncertificated securities or any Investment Property held by a securities intermediary, commodity intermediary, or other financial intermediary of any kind, at the Collateral Agent’s request after the occurrence and during the continuance of an Event of Default (or at any time with respect to uncertificated securities or Investment Property issued (i) by any Guarantor to Borrower or (ii) by Borrower to FTPS Holding, LLC), the relevant Debtor shall execute and deliver, and shall cause any such issuer or intermediary to execute and deliver, an agreement among such Debtor, the Collateral Agent, and such issuer or intermediary in form and substance satisfactory to the Collateral Agent which provides, among other things, for the issuer’s or intermediary’s agreement that it will comply with such entitlement orders, and apply any value distributed on account of any Investment Property, as directed by the Collateral Agent without further consent by such Debtor.  The Collateral Agent may, upon three (3) Business Days’ written notice to the Debtors at any time after the occurrence and during the continuation of any Event of Default, cause to be transferred into its name or the name of its nominee or nominees any and all of the Investment Property hereunder.

(c)                          Each Debtor represents that on the date of this Agreement none of its Investment Property consists of margin stock (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System) except to the extent such Debtor has delivered to the Collateral Agent a duly executed and completed Form U-1 with respect to such stock.  If at any time the Investment Property or any part thereof consists of margin stock, the relevant Debtor shall promptly so notify the Collateral Agent and deliver to the Collateral Agent a duly executed and completed Form U-1 and such other instruments and documents reasonably requested by the Collateral Agent in form and substance reasonably satisfactory to the Collateral Agent.

(d)                         All Deposit Accounts of the Debtors as of the Closing Date that constitute Collateral are listed and identified (by account number and depository institution) on Schedule D attached hereto and made a part hereof.  If any Debtor shall at any time after the Closing Date acquire any new Deposit Accounts constituting Collateral, the Debtor shall, on or prior to the later to occur of (i) thirty (30) days following such acquisition and (ii) the date of the next required delivery of the Compliance Certificate following the date of such acquisition (or such longer period as to which the Collateral Agent may consent), submit to the Collateral Agent a supplement to Schedule D to reflect such additional accounts (provided any Debtor’s failure to do so shall not impair the Collateral Agent’s security interest therein).

Section 9.                    Power of Attorney.  In addition to any other powers of attorney contained herein, each Debtor hereby appoints the Collateral Agent, its nominee, or any other person whom the Collateral Agent may designate as such Debtor’s attorney-in-fact, with full power and authority upon the occurrence and during the continuation of any Event of Default to sign such Debtor’s name on verifications of Receivables and other Collateral; to send requests for verification of Collateral to such Debtor’s customers, account debtors, and other obligors; to endorse such Debtor’s name on any checks, notes, acceptances, money orders, drafts, and any other forms of payment or security that may come into the Collateral Agent’s possession; to endorse the Collateral in blank or to the order of the Collateral Agent or its nominee; to sign such Debtor’s name on any invoice or bill of lading relating to any Collateral, on claims to enforce collection of any Collateral, on notices to and drafts against customers and account debtors and other obligors, on schedules and assignments of Collateral, on notices of assignment and on public records; to notify the post office authorities to change the address for delivery of such Debtor’s mail to an address designated by the Collateral Agent; to receive, open, and dispose of all mail addressed to such Debtor; and to do all things reasonably necessary to carry out this

Agreement.  Each Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Collateral Agent nor any such attorney will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct or breach of this Agreement.  The foregoing powers of attorney, being coupled with an interest, are irrevocable until the Termination Date.

Section 10.             Defaults and Remedies.  (a) The occurrence of any event or the existence of any condition specified as an “Event of Default” under the First Lien Loan Agreement shall constitute an “Event of Default” hereunder.

(b)                         Upon the occurrence and during the continuation of any Event of Default, the Collateral Agent shall have, in addition to all other rights provided herein or by law, the rights and remedies of a secured party under the UCC (regardless of whether the UCC is the law of the jurisdiction where the rights or remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further the Collateral Agent may, without demand and, to the extent permitted by applicable law, without advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the extent permitted by applicable law, at any time or times, sell and deliver any or all Collateral held by or for it at public or private sale, at any securities exchange or broker’s board or at the Collateral Agent’s office or elsewhere, for cash, upon credit or otherwise, at such prices and upon such terms as the Collateral Agent deems advisable, in its reasonable discretion.  In the exercise of any such remedies, the Collateral Agent may sell the Collateral as a unit even though the sales price thereof may be in excess of the amount remaining unpaid on the Secured Obligations.  Also, if less than all the Collateral is sold, the Collateral Agent shall have no duty to marshal or apportion the part of the Collateral so sold as between the Debtors, or any of them, but may sell and deliver any or all of the Collateral without regard to which of the Debtors are the owners thereof.  In addition to all other sums due any Secured Party hereunder, each Debtor shall pay the Secured Parties all costs and expenses incurred by the Secured Parties, including reasonable attorneys’ fees and court costs (but under no circumstances shall the Debtors be obligated to pay for more than one firm of outside counsel, and no Debtor shall be obligated to pay for any in-house counsel), in obtaining, liquidating or enforcing payment of Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against any Secured Party or any Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under the United States Bankruptcy Code (or any successor statute).  Any requirement of reasonable notice shall be met if such notice is personally served on or mailed, postage prepaid, to the Debtors in accordance with Section 14(b) hereof at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice; provided, however, no notification need be given to a Debtor if such Debtor has signed, after the Event of Default hereunder that is then continuing has occurred, a statement renouncing any right to notification of sale or other intended disposition.  The Collateral Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given.  Any Secured Party may be the purchaser at any public sale.  Each Debtor hereby waives all of its rights of redemption from any such sale.  The Collateral Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, be made at the time and place to which the sale was postponed or the Collateral Agent may further postpone such sale by announcement made at such time and place.  The Collateral Agent has no obligation to prepare the Collateral for sale.  The Collateral Agent may sell or otherwise dispose of the Collateral without giving any warranties as to the Collateral or any part thereof, including disclaimers of any warranties of title or the like, and each Debtor acknowledges and agrees that the absence of such warranties shall not render the disposition commercially unreasonable.

(c)                          Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default hereunder, in addition to all other rights provided herein or by law, (i) the Collateral Agent shall have the right to take physical possession of any and all of the Collateral, the right for that purpose to enter without legal process any premises where the Collateral may be found (provided such entry be done lawfully), and the right to maintain such possession on the relevant Debtor’s premises or to remove the Collateral or any part thereof to such other places as the Collateral Agent may desire, in each case, subject to the terms of any lease covering the relevant premises, (ii) the Collateral Agent shall have the right to direct any intermediary at any time holding any Investment Property or other Collateral, or any issuer thereof, to deliver such Collateral or any part thereof to the Collateral Agent and/or to liquidate such Collateral or any part thereof and deliver the proceeds thereof to the Collateral Agent, and (iii) each Debtor shall, upon the Collateral Agent’s demand, promptly assemble the Collateral and make it available to the Collateral Agent at a place reasonably designated by the Collateral Agent.  If the Collateral Agent exercises its right to take possession of the Collateral, each Debtor shall also at its expense perform any and all other steps requested by the Collateral Agent to preserve and protect the security interest hereby granted in the Collateral, such as placing and maintaining signs indicating the security interest of the Collateral Agent, appointing overseers for the Collateral and maintaining Collateral records.

(d)                         Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, all rights of the Debtors to exercise the voting and/or consensual powers which they are entitled to exercise pursuant to Section 8(a)(i) hereof and/or to receive and retain the distributions which they are entitled to receive and retain pursuant to Section 8(a)(ii) hereof, shall, at the option of the Collateral Agent upon three (3) Business Days prior written notice to the Debtors, cease and thereupon become vested in the Collateral Agent, which, in addition to all other rights provided herein or by law, shall then be entitled solely and exclusively to exercise all voting and other consensual powers pertaining to the Investment Property and/or to receive and retain the distributions which such Debtor would otherwise have been authorized to retain pursuant to Section 8(a)(ii) hereof and shall then be entitled solely and exclusively to exercise any and all rights of conversion, exchange or subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent were the absolute owner thereof including, without limitation, the rights to exchange, at its discretion, all Investment Property or any part thereof upon the merger, consolidation, reorganization, recapitalization or other readjustment of the respective issuer thereof or upon the exercise by or on behalf of any such issuer or the Collateral Agent of any right, privilege or option pertaining to any Investment Property and, in connection therewith, to deposit and deliver the Investment Property or any part thereof with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine.  In the event the Collateral Agent in good faith believes any of the Collateral constitutes restricted securities within the meaning of any applicable securities laws, any disposition thereof in compliance with such laws shall not render the disposition commercially unreasonable.  To the extent that the notice referred to in the first sentence of this paragraph (d) has been given, after all Events of Default have been cured or waived, (i) each Debtor shall have the exclusive right to exercise the voting and consensual rights and powers that such Debtor would have otherwise been entitled to exercise pursuant to the terms of Section 8(a)(i) hereof and (ii) the Collateral Agent shall promptly repay to each applicable Debtor (without interest) all dividends, interest, principal or other distributions that such Debtor would otherwise be permitted to retain pursuant to Section 8(a)(ii) hereof and that have not been applied to the repayment of the Secured Obligations.

(e)                          Without in any way limiting the foregoing, each Debtor hereby grants to the Secured Parties, effective and exercisable solely upon the occurrence and during the continuation of an Event of Default, a royalty-free, irrevocable (solely during the continuation of an Event of Default), non-exclusive, non-transferrable, non-sublicensable license and right to use, in connection with any foreclosure or other realization by the Collateral Agent or the Secured Parties on all or any part of the Collateral to the extent permitted by law and this Agreement, all of such Debtor’s patents, patent applications, patent licenses (excluding any such patent license that by its terms is prohibited from being licensed as set forth in this Section 10(e)), trademarks, trademark registrations, trademark licenses (excluding any such trademark license that by its terms is prohibited from being licensed as set forth in this Section 10(e)), trade names and other intellectual property now owned or hereafter acquired by such Debtor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all intellectual property and the right to sue for past infringement of the intellectual property.  The license and right granted to the Secured Parties hereby shall be without any royalty or fee or charge whatsoever with respect to fees payable by the Secured Parties to Debtors.

(f)                            The powers conferred upon the Secured Parties hereunder are solely to protect their interest in the Collateral and shall not impose on them any duty to exercise such powers.  The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession or control if such Collateral is accorded treatment substantially equivalent to that which the Collateral Agent accords its own property, consisting of similar type assets, it being understood, however, that the Collateral Agent shall have no responsibility for (i) ascertaining or taking any action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral, or (iii) initiating any action to protect the Collateral or any part thereof against the possibility of a decline in market value.  This Agreement constitutes an assignment of rights only and not an assignment of any duties or obligations of the Debtors in any way related to the Collateral, and the Collateral Agent shall have no duty or obligation to discharge any such duty or obligation.  Neither any Secured Party nor any party acting as attorney for any Secured Party shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than such person’s gross negligence or willful misconduct or breach of this Agreement.

(g)                         Failure by the Collateral Agent to exercise any right, remedy or option under this Agreement or any other agreement between any Debtor and the Collateral Agent or provided by law, or delay by the Collateral Agent in exercising the same, shall not operate as a waiver; and no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and otherwise complies with the requirements set forth in Section 10.11 of the First Lien Loan Agreement and then only to the extent specifically stated.  The rights and remedies of the Secured Parties under this Agreement shall be cumulative and not exclusive of any other right or remedy which any Secured Party may have.

Section 11.             Application of Proceeds.  The proceeds and avails of the Collateral at any time received by the Collateral Agent upon the occurrence and during the continuation of any Event of Default shall, when received by the Collateral Agent in cash or its equivalent, be applied by the Collateral Agent in reduction of, or held as collateral security for, the Secured Obligations in accordance with the terms of the First Lien Loan Agreement.  The Debtors shall remain liable to the Secured Parties for any deficiency.  Any surplus remaining after the full payment and satisfaction of the non-contingent Secured Obligations shall be returned to the Borrower, as agent for the Debtors, or to whomsoever the Collateral Agent reasonably determines is lawfully entitled thereto.

Section 12.             Continuing Agreement.  This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the non-contingent Secured Obligations, both for principal and interest, have been fully paid and satisfied and each commitment by the Secured Parties to extend any indebtedness to the Debtors under the First Lien Loan Agreement and other Loan Documents shall have expired or otherwise terminated (such date, the “Termination Date”).  Upon the Termination Date, the pledge of all Collateral hereunder will terminate and all liens and security interests hereunder shall automatically be released.  In connection with any termination or release pursuant to this Section 12 or as required by any other provision of this Agreement or the First Lien Loan Agreement, the Collateral Agent shall promptly execute and deliver to any Debtor, at such Debtor’s expense, all Uniform Commercial Code termination statements and similar documents that such Debtor shall reasonably request to evidence such termination or release.

Section 13.             The Collateral Agent.  In acting under or by virtue of this Agreement, the Collateral Agent shall be entitled to all the rights, authority, privileges, and immunities provided in the First Lien Loan Agreement, all of which provisions of said First Lien Loan Agreement (including, without limitation, Section 9 thereof) are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.  The Collateral Agent hereby disclaims any representation or warranty to the Secured Parties or any other holders of the Secured Obligations concerning the perfection of the liens and security interests granted hereunder or in the value of any of the Collateral.

Section 14.             Miscellaneous.  (a) This Agreement may only be waived or modified in writing in accordance with the requirements of Section 10.11 of the First Lien Loan Agreement.  This Agreement shall create a continuing lien on and security interest in the Collateral and shall be binding upon each Debtor, its successors and assigns and shall inure, together with the rights and remedies of the Secured Parties hereunder, to the benefit of the Secured Parties and their successors and permitted assigns; provided, however, that no Debtor may assign its rights or delegate its duties hereunder without the Collateral Agent’s prior written consent.  Without limiting the generality of the foregoing, and subject to the provisions of the First Lien Loan Agreement, any Lender may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person subject to the requirements of Section 10.10 of the First Lien Loan Agreement, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise.

(b)                         All notices and other communications hereunder shall comply with Section 10.8 of the First Lien Loan Agreement; provided that, the address information for each Debtor shall be that expressed for the Borrower in such Section.

(c)                          Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.  All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provisions of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable.

(d)                         The lien and security interest herein created and provided for stand as direct and primary security for the Secured Obligations of the Borrower arising under or otherwise relating to the First Lien Loan Agreement as well as for the other Secured Obligations secured hereby.  No application of any sums received by the Secured Parties in respect of the Collateral or any disposition thereof to the reduction of the Secured Obligations or any part thereof shall in any manner entitle any Debtor to any right, title or interest in or to the Secured Obligations or any collateral or security therefor, whether by subrogation or otherwise, unless and until all Secured Obligations have been fully paid and satisfied.  Each Debtor acknowledges and agrees that the lien and security interest hereby created and provided are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of any Secured Party or any other holder of any Secured Obligations, and without limiting the generality of the foregoing, the lien and security interest hereof shall not be impaired by any acceptance by any Secured Party or any other holder of any Secured Obligations of any other security for or guarantors upon any of the Secured Obligations or by any failure, neglect or omission on the part of any Secured Party or any other holder of any of the Secured Obligations to realize upon or protect any of the Secured Obligations or any collateral or security therefor.  The lien and security interest hereof shall not in any manner be impaired or affected by (and the Secured Parties, without notice to anyone, are hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Secured Obligations or of any collateral or security therefor, or of any guaranty thereof, or of any instrument or agreement setting forth the terms and conditions pertaining to any of the foregoing.  The Secured Parties may at their discretion at any time grant credit to the Borrower without notice to the other Debtors in such amounts and on such terms as the Secured Parties may elect without in any manner impairing the lien and security interest created and provided for.  In order to realize hereon and to exercise the rights granted the Secured Parties hereunder and under applicable law, there shall be no obligation on the part of any Secured Party or any other holder of any Secured Obligations at any time to first resort for payment to the Borrower or any other Debtor or to any guaranty of the Secured Obligations or any portion thereof or to resort to any other collateral, security, property, liens or any other rights or remedies whatsoever, and the Secured Parties shall have the right to enforce this Agreement against any Debtor or its Collateral irrespective of whether or not other proceedings or steps seeking resort to or realization upon or from any of the foregoing are pending.

(e)                          In the event the Secured Parties shall at any time in their discretion permit a substitution of Debtors hereunder or a party shall wish to become a Debtor hereunder, such substituted or additional Debtor shall, upon executing an agreement in the form attached hereto as Schedule F, become a party hereto and be bound by all the terms and conditions hereof to the same extent as though such Debtor had originally executed this Agreement and, in the case of a substitution, in lieu of the Debtor being replaced.  Any such agreement shall contain information as to such Debtor necessary to update Schedules A, B, C, D, and E hereto with respect to it.  No such substitution shall be effective absent the written consent of the Collateral Agent nor shall it in any manner affect the obligations of the other Debtors hereunder.

(f)                            This Agreement may be executed in counterparts and by different parties hereto on separate counterparts, each of which shall be an original, but all together one and the same instrument.  Delivery of executed counterparts of this Agreement by telecopy or by e-mail of an Adobe portable document format file (also known as a “PDF” file) shall be effective as originals.  Each Debtor acknowledges that this Agreement is and shall be effective upon its execution and delivery by such Debtor to the Collateral Agent, and it shall not be necessary for the Collateral Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

(g)                         No Secured Party (other than the Collateral Agent) shall have the right to institute any suit, action or proceeding in equity or at law in connection with this Agreement for the enforcement of any remedy under or upon this Agreement; it being understood and intended that no one or more of the Secured Parties (other than the Collateral Agent) shall have any right in any manner whatsoever to enforce any right hereunder, and that all proceedings at law or in equity shall be instituted, had and maintained by the Collateral Agent in the manner herein provided and for the benefit of the Secured Parties.

(h)                         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5 -1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(i)                             Each Debtor hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York state court sitting in

New York City in the borough of Manhattan, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Each Debtor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient form.  EACH DEBTOR AND, BY ACCEPTING THE BENEFITS OF THIS AGREEMENT, EACH SECURED PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, each Debtor has caused this Security Agreement to be duly executed and delivered as of the date first above written.

“DEBTORS”
FIFTH THIRD PROCESSING SOLUTIONS, LLC
FTPS HOLDING, LLC
NPC GROUP, INC.
NATIONAL PROCESSING COMPANY GROUP, INC.
NATIONAL PROCESSING MANAGEMENT COMPANY
CARD MANAGEMENT COMPANY, LLC
NATIONAL PROCESSING COMPANY
BEST PAYMENT SOLUTIONS, INC.

By	/s/ Mark Heimbouch
	Name:	Mark Heimbouch
	Title:	Chief Financial Officer

[Signature Page to Security Agreement]

Accepted and agreed to as of the date first above written.

GOLDMAN SACHS LENDING PARTNERS LLC, as Collateral Agent

By	/s/ Anna Ostrovsky
	Name:	Anna Ostrovsky
	Title:	Authorized Signatory

[Signature Page to Security Agreement]

SCHEDULE A

LOCATIONS

COLUMN 1	COLUMN 2
NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE
FTPS Holding, LLC	Fifth Third Center 38 Fountain Square Plaza. 11th Floor Cincinnati, Ohio 45263
Fifth Third Processing Solutions, LLC (Delaware, 4669095)	Fifth Third Center 38 Fountain Square Plaza, 11th Floor Cincinnati, Ohio 45263
NPC Group, Inc. (Delaware, 3809250)	5100 Interchange Way Louisville, KY 40229
National Processing Company Group, Inc. (Delaware, 3801879)	5100 Interchange Way Louisville, KY 40229
National Processing Company (Nebraska, 1268251)	5100 Interchange Way Louisville, KY 40229
Best Payment Solutions, Inc. (Illinois, 61004424)	7851 West 185th Street Tinley Park, IL 60477
National Processing Management Company (Delaware, 3634167)	5100 Interchange Way Louisville, KY 40229
Card Management Company, LLC (Indiana, 198504-215)	One Riverfront Place 20 NW 1st Street Evansville, IN 47708

SCHEDULE B

PRIOR LEGAL NAMES

Debtor	Prior Legal Name
FTPS Holding, LLC	Fifth Third Processing Solutions, LLC
Fifth Third Processing Solutions, LLC	FTPS Opco, LLC
Card Management Company, LLC	Card Management Corporation
NPC Group, Inc.	Retriever Group, Inc.
National Processing Company Group, Inc.	Retriever Acquisition Co.
National Processing Company	RPSI, Inc. National Processing Corporation Acquisition Company 2006A, Inc.
National Processing Management Company	Iron Triangle Payment Systems, Inc.
Best Payment Solutions, Inc.	None

SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS

Registered Trademarks:

Mark	Registration/ Filing Date	Registration Number	Record Owner	Jurisdiction
CARD MANAGEMENT CORPORATION	May 14, 2002	2,569,811	Fifth Third Processing Solutions, LLC	U.S. Federal
CMC & Design	July 8, 2003	2,733,728	Fifth Third Processing Solutions, LLC	U.S. Federal
JEANIE	September 1, 1992	1,712,167	Fifth Third Processing Solutions, LLC	U.S. Federal
JEANIE & Design	June 19, 1979	1,120,703	Fifth Third Processing Solutions, LLC	U.S. Federal
JEANIE (Stylized))	August 5, 2008	3,481,501	Fifth Third Processing Solutions, LLC	U.S. Federal
PREMIER ISSUE	September 24, 2002	2,626,436	Fifth Third Processing Solutions, LLC	U.S. Federal
SPRINGBOK SERVICES	July 8, 2008	3,464,161	Fifth Third Processing Solutions, LLC	U.S. Federal

Mark	Registration/ Filing Date	Registration Number	Record Owner	Jurisdiction
SPRINGBOK SERVICES	April 8, 2008	3,410,601	Fifth Third Processing Solutions, LLC	U.S. Federal
SPRINGBOK	September 25, 2007	3,299,623	Fifth Third Processing Solutions, LLC	U.S. Federal
SPRINGBOK	September 25, 2007	3,299,622	Fifth Third Processing Solutions, LLC	U.S. Federal
EMPLOYEE GIFT GIVING MADE EASY	August 21, 2007	3,281,504	Fifth Third Processing Solutions, LLC	U.S. Federal
SKIPJACK	November 5, 2002	2,646,000	Fifth Third Processing Solutions, LLC	U.S. Federal
SKIPJACK	January 2, 2001	2,417,652	Fifth Third Processing Solutions, LLC	U.S. Federal
DESIGN ONLY (3 SHADED CIRCLES WITH A CONICAL SHAPE EMANATING FROM THE CENTER OF THE CIRCLE ON THE FAR RIGHT AND GROWING LARGER AS IT EXTENDS LEFT THROUGH THE MIDDLES OF BOTH OF THE OTHER CIRCLES.)	June 29, 2010	3,809,494	National Processing Company	U.S. Federal

Mark	Registration/ Filing Date	Registration Number	Record Owner	Jurisdiction
NATIONAL PROCESSING COMPANY	March 4, 2008	3,390,710	National Processing Company	U.S. Federal
RETRIEVER AMERICA’S PAYMENT SYSTEMS AUTHORITY	March 28, 2006	3,072,818	National Processing Company	U.S. Federal
DESIGN ONLY ((3 INCOMPLETE CIRCLES WITH A CONICAL SHAPE EMANATING FROM THE CENTER OF THE CIRCLE ON THE FAR RIGHT AND GROWING LARGER AS IT EXTENDS LEFT THROUGH THE MIDDLES OF BOTH OF THE OTHER CIRCLES.)	September 17, 2002	2,622,122	National Processing Company	U.S. Federal
RETRIEVER AMERICA’S PAYMENT SYSTEMS AUTHORITY	September 17, 2002	2,142,148	National Processing Company	U.S. Federal
RETRIEVER PAYMENT SYSTEMS	December 9, 1997	2,119,553	National Processing Company	U.S. Federal
NPC	November 27, 1984	1,307,418	National Processing Company	U.S. Federal
ACCEPT MERCHANT SERVICES	October 26, 2004	2,897,334	Best Payment Solutions, Inc.	U.S. Federal

Trademark Applications:

Mark	Application Date	Serial Number	Record Owner	Jurisdiction
ANYCARD, ANYWHERE, ANYTIME	10/26/10 (intent to use)	85161711	National Processing Company	U.S. Federal
ANYCARD, ANYTIME, ANYWHERE	10/26/10 (intent to use)	85161702	National Processing Company	U.S. Federal

Registered Copyrights:

Title	Registration Number	Registration Date	Record Owner	Jurisdiction
Total Payment System (TPS) system, version 4	TXu001155301	May 5, 2004	Fifth Third Processing Solutions, LLC	United States
NPC PLATINUM SECURITY PROTECTION PROGRAM (PCIANNMND0109).	TX0007019082	2/26/2009	National Processing Company	United States
NPC PLATINUM SECURITY PROTECTION PROGRAM (PCIANN0808)	TX0007024127	2/25/2009	National Processing Company	United States
NPC PLATINUM SECURITY PROTECTION PROGRAM (PCIANNO109)	TX0007028155	3/6/2009	National Processing Company	United States
NPC Platinum Security Protection Program (PCIMON0808)	TX0007041545	2/19/2009	National Processing Company	United States
NPC PLATINUM SECURITY PROTECTION PROGRAM (PCIMONMND0109)	TX0007028158	3/6/2009	National Processing Company	United States

Title	Registration Number	Registration Date	Record Owner	Jurisdiction
NPC PLATINUM SECURITY PROTECTION PROGRAM (PCIMONO109)	TX0007025974	4/6/2009	National Processing Company	United States
Sample Merchant Statement.	TXu001665891	1/15/2010	National Processing Company	United States

Copyright Applications:

None.

Registered Patents:

Title	Patent Number	Issue Date	Record Owner	Jurisdiction
System and method for paying bills and other obligations including selective payor and payee controls	5,649,117	July 15, 1997	Fifth Third Processing Solutions, LLC	United States
System and method for paying bills and other obligations including selective payor and payee controls	5,956,700	September 21, 1999	Fifth Third Processing Solutions, LLC	United States
System and method for paying bills and other obligations including selective payor and payee controls	6,996,542	February 7, 2006	Fifth Third Processing Solutions, LLC	United States
Method and system for gathering and reporting data associated with a cardholder’s use of a prepaid debit card.	7,747,462	June 29, 2010	Fifth Third Processing Solutions, LLC	United States

Patent Applications:

Title	Application Number	Filing Date	Record Owner	Jurisdiction
System and method for paying bills and other obligations including	09/859,615	May 16, 2001	Fifth Third Processing Solutions,	United States

Title	Application Number	Filing Date	Record Owner	Jurisdiction
selective payor and payee controls			LLC

SCHEDULE D

INVESTMENT PROPERTY AND DEPOSIT ACCOUNTS

A.                                   INVESTMENT PROPERTY

1.               Equity Issuances

Legal Name of Entity	Record Owner	Certificate Number	Number of Shares or Interests Owned	Percentage Ownership

Fifth Third Processing Solutions, LLC	FTPS Holding, LLC	N/A	N/A	100%

Card Management Company, LLC	Fifth Third Processing Solutions, LLC	N/A	N/A	100%

NPC Group, Inc	Fifth Third Processing Solutions, LLC	C-49	1,000	100%

National Processing Company Group, Inc.	NPC Group, Inc.	C-4	100	100%

National Processing Company	National Processing Company Group, Inc.	9	1,045.0783	100%

Best Payment Solutions, Inc.	National Processing Company	8	700,000	100%

National Processing Management Company	NPC Group, Inc.	C-11	21,405	100%

2.               Securities Accounts and Commodities Accounts

None.

B.                                     DEPOSIT ACCOUNTS

Deposit Account Number	Name of Account	Financial Institution
70472089	SERVICE INVOICE REJECTS	Fifth Third Bank, an Ohio Banking corporation (“FTB OH”)
72038358	MKE SETTLMNT OUTAGES	FTB OH

71620880	BANKCARD ACH REJECTS	FTB OH
73110657	BANKCARD REJECT HOLDOVERS	FTB OH
72038702	FEE CLEARING	FTB OH
70471027	ISSUER IN PROCESS CHARTS	FTB OH
70471019	ISSUER IN PROCESS ATM ACTVY	FTB OH
71514746	PROC SOL CHARGEBACKS	FTB OH
73110980	MRA OPERATING	FTB OH
71066365	ACH FTB OH	FTB OH
72038665	PROC SOL MERCHANT BILLING	FTB OH
71573789	CHARGEBACK CLEARING	FTB OH
89922721	USB LOCKBOX PMTS	FTB OH
71848041	PROC SOL LOCKBOX PMTS	FTB OH
73110278	BANKCARD CHARGEBACK REJECTS	FTB OH
71574765	FTPS REJECT ACCOUNT	FTB OH
72038200	BANKCARD ISSUER HOLDOVERS	FTB OH
7023334704	DISCOVER DEBIT CHARGEBACK	FTB OH
89916815	CHICAGO OVER/SHORT	FTB OH
7023334811	ISSUER DISCOVER SETTLEMENT	FTB OH
71620741	PRINC BNKCRD CLRNG	FTB OH
70471078	ISSUER IN PROCESS VISA MC	FTB OH
72038788	PROC SOL MCFEE ACCOUNT	FTB OH
70470956	ISSUER IN PROCESS	FTB OH
72957370	PULSE CHECK CARD SETTLEMENT	FTB OH
72037945	ONLINE FORCEPOST SETTLEMENT	FTB OH
71573973	PENDING ITEMS CLEARING	FTB OH
70471115	ISSUER CHARTS ACTIVITY	FTB OH
70470841	BNCKRD ISSR INTRCNG FEES	FTB OH
73110286	BANKCARD ISSUER PENDING	FTB OH
7023334647	PROC 354 DISCOVER SETTLEMENT	FTB OH
7023333680	JEANIE NETWORK SWITCH FEES	FTB OH
70470905	BANKCARD ISSR PROGR	FTB OH

HOLDOVERS
70470913	BANKCARD ISSUER FEES IN PROC	FTB OH
70470825	ISSUER IN PROCESS	FTB OH
70470817	ISSUER IN PROCESS	FTB OH
7024699329	EFT XAA FED ACH Rejects	FTB OH
70470972	BANKCARD ISSUER SETTLEMENT	FTB OH
70470980	BNCKRD ISSR CASH ADV FEES	FTB OH
73177800	SUNDAY ACH PIN EFT	FTB OH
7023332187	US TREASURY EXCEPTIONS	FTB OH
89923193	DCC MERCHANT FEE CLEARING	FTB OH
79016784	MERCHANT DISCOUNT CLEARING	FTB OH
71514332	MERCHANT DAILY UNBUNDLED	FTB OH
7023333896	AMERICAN EXPRESS CHARGEBACKS	FTB OH
73110665	BANKCARD SALES REJECTS	FTB OH
89923409	DCC CHARGEBACK CLEARING	FTB OH
89922545	THIRD PARTY MERCHANT REJECTS	FTB OH
71422577	MERCHANT C/B CLEARING	FTB OH
89921999	NET NEGATIVE BATCH-REJS PROC	FTB OH
72038534	MERCHANT DISPOSITION	FTB OH
99221240	INTERCOMPANY USB EQUIP CO 515	FTB OH
7023330777	MERCHANT DISP IN PROCESS	FTB OH
71121707	VISA FEE ACH	FTB OH
70471211	EDS-EBT FEE	FTB OH
71498870	NETWORK MONTHLY FEES	FTB OH
71574415	PULSE FEE	FTB OH
89923679	AFN2 - ARMED FORCES FEE	FTB OH
70471203	TRANSALLIANCE FEE	FTB OH
72040386	NETWORKS INTERCHANGE FEES	FTB OH
71574343	ARMED FORCES FEE	FTB OH
71373816	POS FIXED EOD INTERNAL	FTB OH
71379636	POS MERCHANT EOD INTERNAL	FTB OH

71124115	CIRRUS SETTLEMENT	FTB OH
71374472	STAR INTERNAL SETTLEMENT	FTB OH
71377497	PRESTO INTERNAL SETTLEMENT	FTB OH
71374325	MCI1 CIRRUS PROPRIETARY	FTB OH
71374827	PULSE SETTLEMENT	FTB OH
71379994	MONEY STATION INTERNAL	FTB OH
71727119	POS MERCHANT EOD EXTERNAL	FTB OH
89916014	MONEY STATION SETTLEMENT I	FTB OH
71848236	JEANIE ILLINOIS	FTB OH
89916022	MAB1 NETWORK SETTLEMENT	FTB OH
71374130	QUEST SETTLEMENT	FTB OH
72686507	MAC EAST MAC 3 SETTLEMENT	FTB OH
73179910	ATH3 SETTLEMENT	FTB OH
71378828	NYCE SETTLEMENT	FTB OH
71067106	MOST SETTLEMENT	FTB OH
89922940	EME2 SETTLEMENT	FTB OH
71727186	SWTO INTERNAL SETTLEMENT	FTB OH
71574714	PUL2 SETTLEMENT	FTB OH
71373963	SES INTERNAL SWITCH SETT	FTB OH
73110382	ETX2 SETTLEMENT	FTB OH
70471190	TRANSALLIANCE SETTLEMENT	FTB OH
71377438	MYN1	FTB OH
72688609	POS FIXED EOD EXTERNAL	FTB OH
71621437	SES2 SETTLEMENT	FTB OH
89922123	ECHO CLEARING ACCOUNT	FTB OH
79018464	CASH STATION SETTLEMENT	FTB OH
71727987	MJN1 SETTLEMENT	FTB OH
7024683398	PRESTO NETWORK	FTB OH
71121643	VISA SETTLEMENT	FTB OH
71066330	FISERV SETTLEMENT	FTB OH
73111123	COP1 SETTLEMENT	FTB OH
7023330991	JEANIE NETWORK SETTLEMENT ACCT	FTB OH
71379855	TYME INTERNAL SETTLEMENT	FTB OH

71514412	BLF1 SETTLEMENT	FTB OH
71374018	CTF2 SETTLEMENT	FTB OH
72887683	PTI PAYMENTECH SETTLEMENT	FTB OH
89922262	ECHO EXCEPTION HOLDOVERS	FTB OH
71124596	VISA EFT INCOMING WIRE	FTB OH
7023334175	DPP1 SETTLEMENT	FTB OH
72686849	CTF2 INTERCHANGE	FTB OH
71373699	PROC SOL INTERNAL CIRRUS	FTB OH
7023333748	JEANIE NETWORK INTERCHANGE	FTB OH
89924313	AFN2 INTERCHANGE	FTB OH
71573535	AFN1 SETTLEMENT	FTB OH
71846329	AFN2 SETTLEMENT	FTB OH
71373701	MONEYPASS SETTLEMENT	FTB OH
70471772	ALP1 ALLPOINT	FTB OH
70472118	NETWORKS NTW1	FTB OH
89922190	ECHO MERCH SETTLEMENT M A/C	FTB OH
72877207	EDXI SETTLEMENT	FTB OH
70471924	ALASKA OPTION POS	FTB OH
70471182	EBT/EDS SETTLEMENT	FTB OH
72688676	SAZL SHAZAM SETTLEMENT	FTB OH
71574650	MAF1 SETTLEMENT	FTB OH
71375280	STAR SETTLEMENT	FTB OH
71041686	PLUS SETTLEMENT	FTB OH
71066568	NBD CIRRUS/MC INCOMING ACH	FTB OH
71379310	MMI1 INTERNAL SETTLEMENT	FTB OH
71621795	INT1 SETTLEMENT	FTB OH
72038286	MKE CORRESPONDENT	FTB OH
7024699766	MICHIGAN WIC	FTB OH
71378158	MPSM SETTLEMENT	FTB OH
7024699337	PULSE RETURNING SIG SETTL	FTB OH
7024699899	OPERATING DDA	FTB OH
7024699998	OPERATING DDA	FTB OH
7024699980	OPERATING DDA	FTB OH
7691778083	CLC BIN SPONSORSHIP	Fifth Third Michigan
7023331262	OPERATING DDA	FTB OH

7024701018	SKIPJACK	FTB OH
7024699345	CCS MASTER SETTLEMENT	FTB OH
7023333144	DISCOVER REPRESENTMENTS	FTB OH
7024701000	FTPS LLC	FTB OH
22627131	RPSI, Inc. (n/k/a National Processing Company)	First National Bank of Omaha
31051725	NPC — Operating Account	Sterling Bank
31074512	NPC — Payroll	Sterling Bank
31076302	NPC — Vendor EFT	Sterling Bank
31074520	NPC — Convenience Fees	Sterling Bank
31074539	NPC — Convenience Fees	Sterling Bank
31078445	NPC Convenience Fees	Sterling Bank
5000513614	NPC — Residual Buy Back Program	Sterling Bank
31075713	NPC — Convenience Fees	Sterling Bank
31089011	NPC — Deployment Debit testing	Sterling Bank
31089275	Best Payment Solutions - Operating	Sterling Bank
22627131	RPSI — Settlement Exceptions	FNBO
22552921	Best Payment Solutions — Income/Expense	FNBO
22552934	Best Payment Solutions — Collections	FNBO
1701325698	RPSI — Leasing Operating Account	First Premier
1701325671	RPSI — Check Services Operating Account	First Premier
1701328409	RPSI — MBS Operating Account	First Premier
1701380168	RPSI — Collections	First Premier
621573674	NPC - Mgmt Co — Operating	JP Morgan Chase
644357600	NPC — Mgmt Co - Payroll	JP Morgan Chase
1616050132	NPC — Mgmt Co — Savings	JP Morgan Chase

SCHEDULE E

COMMERCIAL TORT CLAIMS

None.

SCHEDULE F

ASSUMPTION AND SUPPLEMENTAL SECURITY AGREEMENT

THIS AGREEMENT dated as of this            day of                           , 20     from [new Debtor], a                                corporation/limited liability company/partnership (the “New Debtor”), to Goldman Sachs Lending Partners LLC (“GS Lending Partners”), as collateral agent for the Secured Parties (defined in the Security Agreement hereinafter identified and defined) (GS Lending Partners acting as such agent and any successor or successors to GS Lending Partners in such capacity being hereinafter referred to as the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.             FIFTH THIRD PROCESSING SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”), and certain other parties have executed and delivered to the Collateral Agent that certain Security Agreement dated as of November 3, 2010 (such Security Agreement, as the same may from time to time be amended, restated, amended and restated, modified or restated, including supplements thereto which add additional parties as Debtors thereunder, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties (the “Existing Debtors”) have granted to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in the Existing Debtors’ Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B.                                      The Borrower provides the New Debtor with substantial financial, managerial, administrative, and technical support and the New Debtor will benefit, directly and indirectly, from the financial accommodations extended by the Secured Parties to the Borrower.

NOW,     THEREFORE, FOR VALUE RECEIVED, and in consideration of financial accommodations given or to be given, to the Borrower by the Secured Parties from time to time, the New Debtor hereby agrees as follows:

1.                       The New Debtor acknowledges and agrees that it shall become a “Debtor” party to the Security Agreement effective upon the date of the New Debtor’s execution of this Agreement and the delivery of this Agreement to the Collateral Agent, and that upon such execution and delivery, all references in the Security Agreement to the terms “Debtor” or “Debtors” shall be deemed to include the New Debtor.  Without limiting the generality of the foregoing, the New Debtor hereby repeats and reaffirms all grants (including the grant of a lien and security interest), covenants, agreements, representations, and warranties contained in the Security Agreement as amended hereby, each and all of which are and shall remain applicable to the Collateral from time to time owned by the New Debtor or in which the New Debtor from time to time has any rights.  Without limiting the foregoing, in order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the New Debtor does hereby grant to the Collateral Agent for the benefit of the Secured Parties, and hereby agrees that the Collateral Agent has and shall continue to have until the Termination Date for the benefit of the Secured Parties a continuing lien on and security interest in all of the New Debtor’s Collateral (as such term is defined in the Security Agreement), including, without limitation, all of the New Debtor’s Accounts, Chattel Paper, Instruments, Documents, General Intangibles, Letter-of-Credit Rights, Supporting Obligations, Deposit Accounts, Investment Property, Inventory, Equipment, Fixtures, Commercial Tort Claims, and all of the other Collateral other than the Excluded Property described in Section 2 of the Security Agreement, each and all of such granting clauses being incorporated herein by reference with the same force and effect as if set forth herein in their entirety except that all references in such clauses to the Existing Debtors or any of them shall be deemed to include references to the New Debtor.  Nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted in favor of the Collateral Agent under the Security Agreement.

2.                       Schedule A (Locations), Schedule B (Other Names), Schedule C (Intellectual Property Rights), Schedule D (Investment Property and Deposit Accounts), and Schedule E (Commercial Tort Claims) to the Security Agreement shall be supplemented by the information stated below with respect to the New Debtor:

SUPPLEMENT TO SCHEDULE A

NAME OF DEBTOR (AND STATE OF ORGANIZATION AND ORGANIZATIONAL REGISTRATION NUMBER)	CHIEF EXECUTIVE OFFICE

SUPPLEMENT TO SCHEDULE B

NAME OF DEBTOR	PRIOR LEGAL NAMES OF SUCH DEBTOR

SUPPLEMENT TO SCHEDULE C

INTELLECTUAL PROPERTY RIGHTS

2

SUPPLEMENT TO SCHEDULE D

INVESTMENT PROPERTY AND DEPOSIT ACCOUNTS

SUPPLEMENT TO SCHEDULE E

COMMERCIAL TORT CLAIMS

3.                       The New Debtor hereby acknowledges and agrees that the Secured Obligations are secured by all of the Collateral according to, and otherwise on and subject to, the terms and conditions of the Security Agreement to the same extent and with the same force and effect as if the New Debtor had originally been one of the Existing Debtors under the Security Agreement and had originally executed the same as such an Existing Debtor.

4.                       All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Debtor” or “Debtors” and any provision of the Security Agreement providing meaning to such term shall be deemed a reference to the Existing Debtors and the New Debtor.  Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

5.                       The New Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

6.                       No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

3

7.                       THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED BY AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, INCLUDING SECTION 5 -1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW.

[INSERT NAME OF NEW DEBTOR]

By
Name
Title

Accepted and agreed to as of the date first above written.

GOLDMAN SACHS LENDING PARTNERS LLC, as Collateral Agent

By
Name
Title

4

SCHEDULE G

SUPPLEMENTAL SECURITY AGREEMENT

THIS AGREEMENT (this “Agreement”) dated as of this            day of                           , 20     from [Debtor], a                            corporation/limited liability company/partnership (the “Debtor”), to Goldman Sachs Lending Partners LLC (“GS Lending Partners”), as collateral agent for the Secured Parties (defined in the Security Agreement hereinafter identified and defined) (GS Lending Partners acting as such agent and any successor or successors to GS Lending Partners in such capacity being hereinafter referred to as the “Collateral Agent”).

PRELIMINARY STATEMENTS

A.                   FIFTH THIRD PROCESSING SOLUTIONS, LLC, a Delaware limited liability company (the “Borrower”) and certain other parties have executed and delivered to the Administrative Agent that certain Security Agreement dated as of November 3, 2010 (such Security Agreement, as the same may from time to time be amended, restated, amended and restated, modified or restated, being hereinafter referred to as the “Security Agreement”), pursuant to which such parties have granted to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in the Collateral (as such term is defined in the Security Agreement) to secure the Secured Obligations (as such term is defined in the Security Agreement).

B.                     Pursuant to the Security Agreement, the Debtor granted to the Collateral Agent, among other things, a continuing security interest in all Commercial Tort Claims.

C.                     The Debtor has acquired a Commercial Tort Claim, and executes and delivers this  Agreement to confirm and assure the Collateral Agent’s security interest therein.

NOW, THEREFORE, FOR VALUE RECEIVED, and in consideration of advances made or to be made, or credit accommodations given or to be given, to the Borrower by the Secured Parties from time to time, the Debtor hereby agrees as follows:

1.                       In order to secure payment of the Secured Obligations, whether now existing or hereafter arising, the Debtor does hereby grant to the Collateral Agent for the benefit of the Secured Parties, and hereby agrees that the Collateral Agent has and shall continue to have until the Termination Date for the benefit of the Secured Parties a continuing lien on and security interest in the Commercial Tort Claim described below:

(Insert description of the Commercial Tort Claim by referring to a specific incident giving rise to the claim)

2.                       Schedule E (Commercial Tort Claims) to the Security Agreement is hereby amended to include reference to the Commercial Tort Claim referred to in Section 1 above.  The Commercial Tort Claim described herein is in addition to, and not in substitution or replacement for, the Commercial Tort Claims heretofore described in and subject to the Security Agreement, and nothing contained herein shall in any manner impair the priority of the liens and security interests heretofore granted by the Debtor in favor of the Collateral Agent under the Security Agreement.

3.                       All capitalized terms used in this Agreement without definition shall have the same meaning herein as such terms have in the Security Agreement, except that any reference to the term “Collateral” and any provision of the Security Agreement providing meaning to such term shall be deemed to include the Commercial Tort Claim referred to in Section 1 above.  Except as specifically modified hereby, all of the terms and conditions of the Security Agreement shall stand and remain unchanged and in full force and effect.

4.                       The Debtor agrees to execute and deliver such further instruments and documents and do such further acts and things as the Collateral Agent may reasonably deem necessary or proper to carry out more effectively the purposes of this Agreement.

5.                       No reference to this Agreement need be made in the Security Agreement or in any other document or instrument making reference to the Security Agreement, any reference to the Security Agreement in any of such to be deemed a reference to the Security Agreement as modified hereby.

6.                       The Debtor acknowledges that this Agreement shall be effective upon its execution and delivery by the Debtor to the Collateral Agent, and it shall not be necessary for the Collateral Agent to execute this Agreement or any other acceptance hereof or otherwise to signify or express its acceptance hereof.

7.                       This Agreement shall be governed by and construed in accordance with the laws of the State of New York (without regard to principles of conflicts of law).

[INSERT NAME OF DEBTOR]

By
Name
Title

2

SCHEDULE H

IP INFRINGEMENT CLAIMS

None.